UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2023

TEMPUR SEALY INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Tempur Way
Lexington, Kentucky  40511
(Address of principal executive offices) (Zip Code)

(800) 878-8889
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.01 par value	TPX	New York Stock Exchange

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

On May 9, 2023, Tempur Sealy International, Inc. (the "Company") and Mattress Firm Group Inc. ("Mattress Firm") issued a joint press release announcing the execution of a definitive agreement (the "Merger Agreement") for a proposed business acquisition in which the Company, through a wholly-owned subsidiary, will acquire Mattress Firm. The Company also furnished an investor presentation (the "Investor Presentation") regarding the proposed transaction. The Investor Presentation will be used from time to time in meetings with investors. A copy of the press release and Investor Presentation are furnished hereto as Exhibits 99.1 and 99.2.

The information furnished pursuant to this Item 7.01 (including Exhibits 99.1 and 99.2 hereto) shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Forward-Looking Statements

This Current Report, including the information incorporated by reference herein, contains statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such statements might include information concerning the proposed transaction, our plans and other information that is not historical information. When used in this Current Report, the words "assumes," "estimates," "expects," "anticipates," "might," "projects," "predicts," "plans," "proposed," "targets," "intends," "believes," "will," "may," "could," and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon our current expectations and beliefs and various assumptions. There can be no assurance that we will realize our expectations or that our beliefs will prove correct.

Important factors that could cause actual results and outcomes to differ materially from those indicated in the forward-looking statements include, among others, the following: (1) the occurrence of any event, change, or other circumstances that could give rise to the termination of the Merger Agreement; (2) the institution or outcome of any legal proceedings that may be instituted against the Company and/or Mattress Firm following the announcement of the Merger Agreement and the transactions contemplated therein; (3) the inability of the parties to complete the proposed transaction, including due to failure to obtain certain regulatory approvals, or satisfy other conditions to closing in the Merger Agreement; (4) the ability to successfully integrate Mattress Firm into the Company's operations and realize synergies from the transaction; (5) the possibility that the expected benefits of the acquisition are not realized when expected or at all; (6) general economic, financial and industry conditions, particularly conditions relating to the financial performance and related credit issues present in the retail sector, as well as consumer confidence and the availability of consumer financing; (7) the impact of the macroeconomic environment in both the U.S. and internationally on Mattress Firm and the Company; (8) uncertainties arising from national and global events; industry competition; (9) the effects of consolidation of retailers on revenues and costs; (10) consumer acceptance and changes in demand for Mattress Firm's and the Company's products and (11) the failure to obtain debt financing or obtaining debt financing on terms that are materially unfavorable to the Company. Additional risk factors are discussed in the Company's Annual Report on Form 10-K for the year ended December 31, 2022. There may be other factors that may cause the Company's actual results to differ materially from the forward-looking statements. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

No Offer or Solicitation

This Current Report shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed transaction. This Current Report shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act or an exemption therefrom.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated May 9, 2023, titled "Leading Global Bedding Company Tempur Sealy to Acquire Mattress Firm, the Nation’s Largest Mattress Specialty Retailer"
99.2	Tempur Sealy International, Inc. to Acquire Mattress Firm Investor Presentation
104	Cover page interactive data file (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 9, 2023

Tempur Sealy International, Inc.

By:	/s/ Bhaskar Rao
Name:	Bhaskar Rao
Title:	Executive Vice President & Chief Financial Officer